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                                 EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS


Board of Directors
Renaissance Entertainment Corp.
Louisville, CO


We have issued our report dated March 4, 2002, accompanying the financial statements of Renaissance Entertainment Corp. in the Registration Statement. We consent to the use of the aforementioned report in the Registration Statement.


/s/ Schumacher & Associates, Inc.
Schumacher & Associates, Inc.
Certified Public Accountants
2525 Fifteenth Street, Suite 3H
Denver, Colorado 80211

April 8, 2002